EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 750,000 shares of Common Stock pertaining to the Second Amended and Restated 1998 Equity Incentive Plan of Tech-Sym Corporation of our report dated February 23, 1999 with respect to the consolidated financial statements and schedule of Tech-Sym Corporation and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.


                                          /s/ PRICEWATERHOUSECOOPERS, LLP
                                              PRICEWATERHOUSECOOPERS, LLP


Houston, Texas
August 20, 1999